As filed with the Securities and Exchange Commission on November 29, 2018	Registration No. 333-147867
Registration No. 333-166943

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _________________________________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S‑8 REGISTRATION STATEMENT NO. 333-147867
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166943
UNDER
THE SECURITIES ACT OF 1933
AmTrust Financial Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3106389
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York 10038
(Address of Principal Executive Offices, Including Zip Code)

AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan
AmTrust Financial Services, Inc. 2005 Equity Incentive Plan
(Full Title of the Plans)
Stephen B. Ungar, Esq.
SVP, General Counsel and Secretary
AmTrust Financial Services, Inc.
59 Maiden Lane, 43rd Floor
New York, New York 10038
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
 _________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

These Post-Effective Amendments relate to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) previously filed by AmTrust Financial Services, Inc. (the “Company”) with the Securities and Exchange Commission:

1.
Registration Statement No. 333-147867, filed on December 6, 2007, registering 5,978,300 shares of common stock of the Company, $0.01 par value, issuable under the AmTrust Financial Services Inc. 2005 Equity Incentive Plan.

2.
Registration Statement No. 333-166943, filed on May 19, 2010, registering 6,045,511 shares of common stock of the Company, $0.01 par value, issuable under the AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan.

On November 29, 2018, the Company completed the Merger contemplated by the Agreement and Plan of Merger, dated as of March 1, 2018 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Evergreen Parent, L.P. (“Parent”), a Delaware limited partnership, and Evergreen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a subsidiary of Parent.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offerings, the Company is filing this Post-Effective Amendment to the Registration Statements to deregister all of such securities of the Company registered but unsold as of the effective time of the Merger under the Registration Statements, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of November 2018.

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Adam Karkowsky
Adam Karkowsky Chief Financial Officer
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated on November 29, 2018.

Signature	Title
Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
/s/ Barry Zyskind
Barry Zyskind

/s/ Adam Karkowsky	Chief Financial Officer (Principal Financial and Accounting Officer)
Adam Karkowsky

/s/ Donald DeCarlo	Director
Donald DeCarlo

/s/ Susan Fisch	Director
Susan Fisch

/s/ Abraham Gulkowitz	Director
Abraham Gulkowitz

/s/ George Karfunkel	Director
George Karfunkel

/s/ Leah Karfunkel	Director
Leah Karfunkel

/s/ Raul Rivera	Director
Raul Rivera

/s/ Mark Serock	Director
Mark Serock